UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 30, 2014 (Date of earliest event reported)
Theravance, Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30319 (Commission File Number)	94-3265960 (IRS Employer Identification Number)

951 Gateway Boulevard, South San Francisco, CA (Address of principal executive offices)		94080 (Zip Code)
650-238-9600 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On October 30, 2014, Theravance, Inc. (the "Company") issued a press release and is holding a conference call regarding its results of operations and financial condition for the quarter ended September 30, 2014. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Departure of Director

On October 30, 2014, Rick E. Winningham informed the board of directors of the Company (the "Board") that he was resigning as a member and chairman of the Board effective immediately. Mr. Winningham's resignation was not due to any dispute or disagreement with the Company or any matter related to its operations, policies or practices. Mr. Winningham has served as a member of the Board since October 2001 and was appointed Chairman in April 2010.

Election of Director

On October 30, 2014, the Board elected Terrence C. Kearney as a director of the Company. Pursuant to the Company's non-employee director compensation program, Mr. Kearney received (i) a restricted stock unit award covering such number of shares of the Company common stock equal to (a) $250,000 divided by (b) the closing price per share of the Company's common stock on October 30, 2014, rounded down to the nearest whole share (the "Initial RSU") and (ii) restricted stock unit award covering such number of shares of the Company common stock equal to one-half of (a) $250,000 divided by (b) the closing price per share of the Company's common stock on October 30, 2014, rounded down to the nearest whole share (the "Pro Rata RSU"). The Initial RSU vests in two equal annual installments and the Pro Rata RSU vests in a single installment at the sooner of the next annual stockholder meeting or one-year grant anniversary, in each case subject to Mr. Kearney's continuous service through the applicable vesting date, except that in the event of Mr. Kearney's death or in the event of a change of control prior to the termination of Mr. Kearney's services the Initial RSU and the Pro Rata RSU will immediately vest in full. Mr. Kearney will also receive an annual cash retainer of $50,000.

In addition, he will be eligible to receive, upon the conclusion of each annual meeting of stockholders beginning in 2015, a restricted stock unit award covering such number of shares of the Company's common stock equal to (a) $250,000 divided by (b) the closing price per share of the Company's common stock on the date of grant, rounded down to the nearest whole share (the "Annual RSU"). The Annual RSU will vest at the sooner of the next annual stockholder meeting or the one-year anniversary of the grant, subject to Mr. Kearney's continuous service through the applicable vesting date. The Company's non-employee director compensation program will be described in further detail in the Company's Definitive Proxy Statement for its 2015 annual meeting of stockholders.

Mr. Kearney and the Company have entered into an indemnification agreement requiring the Company to indemnify him to the fullest extent permitted under Delaware law with respect to his service as a director. The indemnification agreement is in the form entered into with the Company's other directors and executive officers. This form is filed as Exhibit 10.11 to the Company's Registration Statement on Form S-1 (File No. 333-116384), as originally filed on June 10, 2004.

The Board has determined that Mr. Kearney is an independent director in accordance with applicable rules of the Securities and Exchange Commission and The Nasdaq Global Select Market.

Appointment of Chairman

On October 30, 2014, the Board appointed William Waltrip as the Chairman of the Board. Mr. Waltrip is a current member of the Board and has served since April 2000.

Item 8.01. Other Events

On October 30, 2014, the Company announced that its board of directors approved a cash dividend of $0.25 per share of common stock, payable December 23, 2014, to stockholders of record at the close of business on November 25, 2014. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits
            99.1       Press Release dated October 30, 2014

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 30, 2014	THERAVANCE, INC. By: /s/ Michael W. Aguiar Michael W. Aguiar Chief Executive Officer

Exhibit Index
Exhibit No.	Description
99.1	Press Release dated October 30, 2014